Issuer Pixel

A global, company and industry-specific video and audio sharing platform, connecting companies to the world.


ISSUER PIXEL
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Reserve

$99.96 minimum investment

Deadline June 17, 2021
in 2 months

Share Price
$1.02

Valuation
$12,510,504

4(a)(6) offering provided by Netcapital Funding Portal, Inc. and 506(c) offering provided by Livingston Securities, LLC. Security transfer functionality provided by Netcapital Systems LLC.

A FEW NOTABLE INVESTORS



Steve Shum
CEO, INVO Bioscience Inc
Investor

"Issuer Pixel is the perfect solution amidst the growing trend of companies looking to provide video-based content in order to connect with and provide information to their investors, partners, and customers. There is tremendous value in having the content organized in a logical and easy to find methodology for users thereby allowing it to reach the target audience."



Robert Pederson II
Founder & Former CEO, ZAGG Inc
Advisor, Investor

"I have known Issuer Pixel CEO, David Baker, for many years. He was the lead advisor for ZAGG when it successfully entered the public markets in 2007. He continued to advise ZAGG on effectively running a public company and raising the necessary capital. David has the unique ability to look far forward and see what needs to happen and then to bring all of the necessary pieces and people together to make great things happen. I have confidence that David will use that same ability in making Issuer Pixel very successful. It is a pleasure to serve as an advisor in this exciting venture."

DEAL HIGHLIGHTS

- CEO co-founded Revere Data LLC, which was eventually acquired by Factset Data Systems, Inc. CEO has co-authored three financial analytics and database patents, and has decades of financial markets experience.
- Globally recognized advisors, including former founder, CEO, and Chairman of ZAGG, Inc and 2009 Ernst & Young's Entrepreneur of the Year.
- Patent pending technology leveraging the power of machine learning and AI. Patent strategy is Omnibus patent family with 6 patents planned. 1st Utility patent filed and pending. 5 more patents being prepared and will be strategically filed.
- $130.5 Billion Dollar Total Available Market - for both domestic and international presence.
- Team of 16 professionals with Financial Markets, Banking, SaaS, and Software Development expertise.
- Last mover advantage: Issuer Pixel wins by attacking a large market with a unique approach - potential competitors have not signaled entry or awareness of this market.

The Issuer Pixel Video/Audio Screener

website-screenshot


ISSUER PIXEL
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Industry
Company Characteristics
Video Criteria
Audio Criteria
Fundamentals
Market
Technical
Social
All
AEROSPACE
MILITARY
HELICOPTERS
ATTACK HELICOPTERS
MANUFACTURER
SYSTEMS
FILTERS APPLIED:

Patent pending technology for industry organization of video and audio content

aerospace


Aerospace
Miltary
Civil
Refueling
Transport
Bombers
Fighters
Helicopters
Manufacturer
Testing
Certification
OEM
Components
Systems
Software
Hardware
Physical
Mechanical
Electronic

ADVISORS





Robert Pedersen II

Mr. Pedersen is currently an executive with Cariloha, LLC. Prior to Cariloha, Mr. Pedersen was co-founder, CEO and Chairman of ZAGG, Inc (NASDAQ: ZAGG), growing the company from a start up to over $265 Million in revenue in less than 8 years. Mr. Pedersen has been featured and interviewed on national television shows including CNBC's Mad Money with Jim Cramer and Squawk Box. He has been recognized with many awards including 2009 Earnst & Young's Entrepreneur of the Year and 2012 CEO of the Year presented by Utah Business Magazine. He has also served on advisory boards for public, private and charity organizations.

David Collins

Mr. Collins has 30+ years' experience as a private investor, entrepreneur and investor relations consultant. He has successfully guided and executed investor relations, corporate communications and social media programs for a diverse array of companies. Most notably, Mr. Collins represented Marvel Entertainment for ten years, from its emergence from bankruptcy through to its sale to Disney.

PROBLEM

Problem for Companies



Problem for Companies

Companies and their video/audio content have difficulty being found by investors, partners, and suitors globally, including micro/small/mid cap public, private, venture stage, foreign, and cryptocurrency companies.

Most companies do not have a structure to organize their video and audio content: including Fortune 500 companies.

Problem for Investment Community



Problem for Investment Community

Investors, partners, and suitors have difficulty identifying companies globally and finding relevant video/audio content: including micro/small/mid cap public, private, venture stage, foreign, and cryptocurrency companies.

Investors do not have a centralized platform or library to efficiently find video content by company Industry, Sector, Group or at any Product/Service level within an industry.

SOLUTION

So we built Issuer Pixel

Issuer Pixel is a global, searchable, company and industry-specific video and audio sharing platform with relevant and congruent results, connecting companies to the world.

A company video on the Issuer Pixel platform found through our industry taxonomy

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ISSUER PIXEL
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Videos Taxonomy
Aerospace
Miltary
Helicopters
Attack Helicopters
Manufacturer
Systems
CEO Speaks on Increasing Importance of Informatics on Aerospace
Increasing Importance of Informatics on Aerospace
1.2k Views • 1 year ago
The recent advances in Information and Communication Technologies (ICT) have been phenomenal. Through various disruptive innovations, they have brought us to the digitalization era that is characterized by the keywords "smart" and "connected". While all previous efforts were intended to automate individual systems, today's focus is on the integration of all systems within a value chain into digital ecosystems.
Other Videos by Generic Company ABC

Investors, partners, and suitors can easily find companies of interest and view company profiles. Profiles contain granular characteristics of each company, as well as a list of video and audio content.

Company profile and associated video content

Video page



ISSUER PIXEL
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GENERIC COMPANY
Message Company
Video
Audio
Documents
Search Company Videos
Company's Taxonomy
Aerospace
Military
Helicopters
Attack Helicopters
Manufacturer
Systems
Company Details
1242 Lake Washington Kirkland, WA 98335
(425) 450 - 1400
https://www.genericcompany.com
CEO: John Smith
Type: Private Domestic (USA)
Legal Entity Type: LLC
Audited Financials: Yes
Intellectual Property: Design Patent
Financing in Last 6 Months: No
Number of Shareholders: 5,000
Most Recent Valuation: $250 Million
View All Company Characteristics
Videos
Company
Video Title
Video Subject
Date
Views
Generic Company
Increasing Importance of Informatics on Aerospace
CEO Interview
11/18/2020
7,824
Generic Company
Motherboard Assembly
Standards Board Approval-Technology
1/02/2021
42,304
Generic Company
Manufacturing Process
Government Approval of Product/Service
1/24/2021
9,482
Generic Company
Software Review
Product Service Intro
3/1/2021
54,547
Generic Company
Shareholders Meeting
Annual Shareholder Meeting
3/15/2021
8,142

Companies upload video and audio content via their own unique dashboard.

Company dashboard to upload video/audio content

dashboard



ISSUER PIXEL
UPLOAD
JS
DVBD Inc.
John Smith
Dashboard
Analytics
Company Profile
Subscribers
Settings
Help
Send Feedback
Video and Audio
Video
Audio
Documents
Search across your channel
Filter
Select All Videos
Company
Video Title
Video Subject
Industry
Status
Date
Views
Actions
ABC Tech Inc.
David Smith Company Interview
Day in the Life of a CEO
Aerospace
Systems
Published
11/18/2020
7,824
Boards LLC
Motherboard Assembly
Standards Board Approval-Technology
Healthcare
Medical Devices
Published
1/02/2021
42,304
Powerplant Corp.
Manufacturing Process
Government Approval of Product/Service
Defense
OEM
Published
1/02/2021
42,304

FOUNDERS



David Baker

CEO, Chief Product Architect and Founder

David co-founded Revere Data LLC (fka Sectorbase) which was eventually acquired by Factset Data Systems, Inc. David's 29-year career includes leading three hedge funds, proprietary trading, investment banking, and securities brokerage. He is responsible for the overall success of Issuer Pixel.



Vadim Tarasov

Chief Information Officer and Founder

Vadim has co-owned a software development company for 9 years and has developed software for start-ups and Fortune 500 companies. Vadim is responsible for designing, leading, and managing technology and information systems across all internal operations.



Byron Kwok
Chief Technology Officer and Founder

Byron has co-owned a software development company for 9 years and has developed software for start-ups and Fortune 500 companies. His primary expertise lies in database design and back-end development. Byron is responsible for building the Issuer Pixel technology platform.



David Guzy
Chief Research and Content Officer, Chief Research Officer, Interim CFO and Founder

David has Big Bank experience and was Top Rated at Bank of America. David has operated a data and financial analytics consulting firm for 3 years. David is responsible for the design, construction, management of industry taxonomies, and content for the Issuer Pixel platform. He is also the interim CFO.

MARKET

market



$130.5 Billion Total Available Market
$84.6 Billion Available Issuer Market
$45.0 Billion Available User Market
$900 Million Corporate Video Sharing Ad Market

COMPETITIVE MAP

Competitive Map



Abundant Video and Audio Content
Scarce Video and Audio Content
All Content
Company Specific Content

COMPANIES SIMILAR TO ISSUER PIXEL

Comparable Companies

Comparable Companies and Description		Valuation
brightcove	Online video platform for streaming, hosting, and organizing video content	$877 Million
vimeo	Video hosting, sharing, and services platform focused on high-definition video	$6 Billion
		Total Funding
vbrick	Live streaming and video content management solutions for the digital enterprise	$71 Million
Panopto	Recording, streaming, and video content management software used in E-learning environments	$60 Million

WHY INVEST

- Management team has successfully founded startups and has extensive experience in financial services and SaaS applications. CEO co-founded Revere Data LLC (fka Sectorbase), which was eventually acquired by Factset Data Systems.
- A total available multi-billion dollar global revenue opportunity – for both domestic and international presence.
- Issuer Pixel has multiple revenue streams: Company Subscription Fee, Investor Subscription Fee, Advertising Revenue, Information Sharing Revenue, and Promotional Services Revenue.
- Patent pending and patent strategy protects Issuer Pixel's intellectual property, discouraging competition and encouraging potential acquisition.
- Video and audio content is growing rapidly. Most consumers of information would rather watch a video than read text.

PITCH DECK


A global, searchable, company and industry-specific video and audio sharing platform
with congruent and relevant results, connecting companies to the world.
ISSUER PIXEL™
Because an alternative does not exist…
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FAQS

What are Some Use Cases?

How Do You Make Money?

How Will You Use The Capital Raised?

What is Your Organization Structure?

How Does Issuer Pixel Benefit Companies?

How Does Issuer Pixel Benefit Investors, Partners, Suitors, and Supply Chain?

Why Would People use Issuer Pixel, and Not Youtube, Dailymotion, or Vimeo?

USE OF PROCEEDS

If the offering's maximum Reg CF allocation of $1,069,999 is raised:

Use	Value	% of Proceeds
Marketing	$386,675	36.1%
Platform Design & Development	$284,920	26.6%
Legal and Working Capital	$61,054	5.7%
Developing Proprietary Content (protected by IP)	$284,920	26.6%
Intermediary fees	$52,430	4.9%

If the offering's maximum amount of $2,450,979 across Reg. CF and Reg. D is raised:

Use	Value	% of Proceeds
Marketing	$885,736	36.1%
Platform Design & Development	$652,647	26.6%
Legal and Working Capital	$139,853	5.7%
Developing Proprietary Content (protected by IP)	$652,645	26.6%
Intermediary fees	$120,098	4.9%

TERMS

If the side-by-side offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

14,668,121 shares
× $1.02 per share
$14,961,483 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemptions 4(a)(6) and 506(c) of the Securities Act of 1933. Similar information is sometimes offered in a Private Placement Memorandum for 506(c) offerings.

Latest offering statement

We're also required to share links to each of the SEC filings related to this side-by-side offering with investors.

› Form C on April 16, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

› Website

› LinkedIn

UPDATES

Apr 16, 2021 • Filed Form C

Mar 16, 2021 • Primary offering of 2,402,921 shares at $1.02

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